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                                                                    EXHIBIT 10.6
                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                        COMMODITIES REPURCHASE AGREEMENT

This AMENDED and RESTATED COMMODITIES REPURCHASE AGREEMENT (this "Agreement"), dated as of October 18, 2002, by and among (1) EOTT Energy Operating Limited Partnership (the "Client"), a limited partnership organized under the laws of Delaware, (2) Standard Chartered Trade Services Corporation ("SCTSC"), a company organized under the laws of the State of Delaware, and (3) STANDARD CHARTERED BANK, as collateral agent for SCTSC (the "Collateral Agent"), hereby modifying that certain Commodity Repurchase Agreement, dated as of February 28, 1998, as amended by that certain letter agreement dated as of June 22, 2001 and that certain letter agreement dated as of April 23, 2002, by and between Client and SCTSC (the "Prior Agreement").

WHEREAS, SCTSC shall enter into a purchase and sale transaction with Client, whereby SCTSC shall purchase from Client 2,764,117 million barrels of crude oil constituting Client's line fill (the "Commodities"), on a spot basis as set forth in Section 1 below;

WHEREAS, SCTSC shall agree to sell the Commodities to Client on the Repurchase Date (as defined below) (such transaction is referred to herein as the "Transaction");

WHEREAS, Client has filed a voluntary petition commencing a case (the "Case") under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (the "Court");

WHEREAS, each of Client and SCTSC wishes to continue the Prior Agreement in effect without interruption during the pendency of the Case;

WHEREAS, a modification of the Prior Agreement is necessary to enable the parties to so perform during the pendency of the Case and each of Client and SCTSC wishes to amend certain other provisions of the Prior Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, Client and SCTSC do hereby agree as follows:

1. If (a) all conditions precedent to Extensions of Credit in the SCB DIP Credit Agreement (as defined below), (b) all other conditions precedent herein are satisfied at the time Client proposes the Transaction and
         (c) no Event of Default exists and is continuing, SCTSC will enter into the Transaction; provided, that the Purchase Price (as defined below) shall not exceed seventy-five million dollars ($75,000,000) (the "Maximum Commitment").

         As used herein, "SCB DIP Credit Agreement" means that certain Debtor in Possession Letter of Credit Agreement, dated as of the date hereof, by and between Client, EOTT Energy Canada Limited Partnership ("EOTT Canada"), EOTT Energy



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         Liquids, L.P. ("EOTT Liquids"), EOTT Energy Pipeline Limited
         Partnership ("EOTT Pipeline"), EOTT Energy Partners, L.P. ("EOTT MLP"), EOTT Energy General Partner, L.L.C. ("EOTT GP"), Standard Chartered Bank, as Collateral Agent, LC Agent, and LC Issuer, and the other banks and financial institutions party thereto from time to time. Capitalized terms used and not defined herein have the meanings given to them in the SCB DIP Credit Agreement.

         The following steps shall be taken for the Transaction:

         a) Client shall contact SCTSC either by telephone or by facsimile in the manner set forth in Paragraph 5 below, informing SCTSC of Client's desire to enter into a Transaction and indicating:

                  (i) the date on which Client proposes that SCTSC pay the Purchase Price to Client and on which the Commodities are to be delivered to SCTSC (the "Value Date"); and

                  (ii) if applicable, the location and account number of the hedge account opened by Client for the Commodities ("Hedge Account").

         b)       The following general terms shall apply to the Transaction:

                  (i) The total price SCTSC shall pay to Client for the Commodities involved in the Transaction shall be $75,000,000 (the "Purchase Price").

                  (ii) The date on which Client proposes to pay SCTSC the Repurchase Price (as defined below) for the repurchase from SCTSC by Client of the Commodities (the "Repurchase Date") shall be the earlier to occur of (i) March 31, 2003 and (ii) the effective date of a Reorganization Plan of Client that has been confirmed by an order of the Bankruptcy Court; provided, that Client shall have the option (but not the obligation) to repurchase all the Commodities from SCTSC on a date (the "Optional Prepayment Date") prior to the Repurchase Date, including, without limitation, pursuant to Section 3.3(a) of the Intercreditor Agreement, subject to Section 13(b),

                  (iii) Client shall pay to SCTSC an amount equal to the interest that would accrue on the Purchase Price as if the Transaction were deemed to be a loan, at a rate (the "Interest Rate") equal to LIBOR (as defined in Schedule B attached hereto) for one-month periods beginning on October 23, 2002 (the "Interest Period") plus 3.0%, payable in arrears on each Monthly Payment Date from the Value Date until the Repurchase Date, or if earlier, the Optional Prepayment Date. Interest accrued on the Purchase Price or other monetary obligations after the date such amount is due and payable (whether on the



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                           Repurchase Date, upon acceleration or otherwise)
                           shall be payable upon demand.

                  (iv) The price at which Client will repurchase the Commodities from SCTSC on the Repurchase Date (the "Repurchase Price") shall equal the Purchase Price.

                  (v) Client shall pay a Handling Fee equal to a flat fee of US$500.00 with respect to each of SCTSC's invoices in respect of the Transaction, payable upon receipt of each such invoice.

         c) SCTSC shall then send to Client a facsimile (the "Transaction Confirmation") in substantially the form of Exhibit A to the Agreement instructing Client to sell and deliver the Commodities, Purchase Price, Value Date, Repurchase Date, Repurchase Price (or the manner of calculating such price) and details of the Hedging Account; and

         d) Provided that Client receives SCTSC's Transaction Confirmation on or prior to 5:00 p.m. (New York City time) on a business day, if the terms set forth therein are acceptable to Client, Client shall send to SCTSC on the same business day a facsimile of the Transaction Confirmation executed by Client (a "Confirmation of Acceptance"). Each Confirmation of Acceptance shall be binding on Client to the same extent as a manually signed Confirmation of Acceptance. It is understood and agreed that a binding agreement relating to the Transaction shall exist between Client and SCTSC only upon the completion of all steps contemplated by this Section 1.

2. After agreement has been reached between Client and SCTSC with respect to the Transaction as contemplated by Section 1 above:



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         a)       SCTSC shall on the Value Date purchase from Client the
                  Commodities at the Purchase Price;

         b) Immediately upon delivery of the Commodities in accordance with Section 2(c) below, SCTSC shall pay the Purchase Price to Client in the manner set forth in Section 3 below, and subject to Client's receipt of such Purchase Price, title to the Commodities shall pass immediately to SCTSC;

         c) Delivery of the Commodities shall, subject to the terms and conditions of this Agreement, be made by Client on the Value Date by the delivery to SCTSC at their offices at One Madison Avenue, New York, New York 10010-3603, of registered negotiable warehouse receipts or other negotiable documents of title in form and substance satisfactory to SCTSC and endorsed to the order of SCTSC issued by warehousemen or other bailees acceptable to SCTSC in its sole discretion or such other delivery method (and documentation) that is acceptable to SCTSC. It is agreed that such negotiable warehouse receipts or other negotiable documents of title, or other documentation acceptable to SCTSC, shall be held by SCTSC at all times until the Repurchase Date. Notwithstanding anything to the contrary, Client shall be responsible for all warehouse, transportation, storage and other costs and expenses relating to the ownership, storage or transportation of all Commodities;

         d)       (i)      Client shall pay the Repurchase Price to SCTSC on the
                           Repurchase Date in the manner set forth in Section 3 and, subject to SCTSC's receipt of such Repurchase
                           Price and all other amounts due and owing to SCTSC hereunder, SCTSC shall deliver to Client on such date the warehouse receipts or other negotiable documents of title or other evidences of delivery of the Commodities SCTSC received from Client pursuant to
                           Section 2(c) above, together with any insurance proceeds as paid to SCTSC under any policy maintained by the Client, and title to the Commodities shall pass to Client immediately upon such payment and delivery. Client's obligation to pay the Repurchase
                           Price and all other amounts due and owing to SCTSC hereunder on the Repurchase Date shall be absolute and unconditional and shall not be subject to any claim, defense, set-off or other reduction, notwithstanding any loss or damage to, defect in or non-existence of any Commodity or any other event or circumstance whether or not similar to the foregoing.

                  (ii) If the Client shall fail to pay the Repurchase Price or any other amount payable by Client hereunder when due, the Client shall pay to SCTSC interest on the outstanding unpaid amount at a rate per annum equal to the rate of interest established from time to time by Standard Chartered Bank in New York City as its Reference Rate (as defined below) plus five percent (5.0% p.a.).



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                           "Reference Rate" is defined as the rate publicly
                           announced from time to time by Standard Chartered Bank, New York Branch as its Reference Rate.

                  (iii) SCTSC will deliver an invoice to Client prior to the Repurchase Date setting forth the Repurchase Price and all other amounts due and owing to SCTSC hereunder which are payable on the Repurchase Date.

3. Reduction of Maximum Commitment. The Maximum Commitment shall be reduced:

         a) if Client elects to repurchase all the Commodities prior to the Repurchase Date (in which case the Maximum Commitment shall be reduced to zero); and

         b) if Client fails to either (i) maintain a hedge contract (the "Hedge Contract") at a price and an amount and otherwise in form and substance satisfactory to SCTSC from a counterparty acceptable to SCTSC or (ii) secure the Repurchase Price with one or more letters of credit issued by a bank acceptable to SCTSC, at a stated amount satisfactory to SCTSC, naming SCTSC as the beneficiary and otherwise in form and substance satisfactory to SCTSC (the "Letters of Credit") (in which case the Maximum Commitment shall be reduced to an amount acceptable to SCTSC).

4. Mandatory Prepayment. If at any time the Purchase Price exceeds the Maximum Commitment (whether due to a reduction in the Maximum Commitment in accordance with this Agreement, or otherwise), Client shall pay to SCTSC an amount at least equal to such excess.

5. Hedge Contracts. If the Hedge Contract matures prior to the Repurchase Date, the Client shall replace such matured Hedge Contract upon maturity with a Hedge Contract at a hedge price equal to or greater than the Repurchase Price (or such other price as may be agreed to by Client and SCTSC).

6. Facility Fee. Upon assumption of this Agreement, Client will pay SCTSC a non-refundable facility fee in an amount equal to (a) one percent (1%) per annum multiplied by (b) the Average Daily Maximum Facility Amount (as defined below), payable to SCTSC in arrears on each Monthly Payment Date.

         "Average Daily Maximum Facility Amount" for any month for each such agreement shall equal the quotient of (x) the sum of the Maximum Commitment on each day during the month (unless such amount shall be permanently reduced by Client, which it may do pursuant to the terms of this Agreement) divided by (y) the total number of days in such month.



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7.       On each date on which any amounts fall due for payment from either
         SCTSC or Client under this Agreement for the Transaction, the party required to make such payment shall do so where such amount is denominated in United States Dollars ("Dollars") by payment in Dollars and in immediately available funds to such account in the United States of the other party as may be specified by it in the Transaction Confirmation.

8. All payments to be made hereunder by Client shall be made free and clear of and without deduction for any set-off or counterclaim and without deduction for or on account of any present or future taxes including but not limited to duties, levies, sales or value added taxes, and imposts now or hereafter imposed. If Client is required by law to make any deduction or withholding from any sum payable hereunder, the sum payable, in respect of which such deduction or withholding is required to be made, shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including, without limitation, deduction or withholding on account of additional sums payable under this Section), SCTSC receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which would have been received and so retained had no such deduction or withholding been made.

9. All facsimile communications arising as a consequence of this Agreement shall be sent (a) if to SCTSC, at facsimile number (212) 667-0118 and
         (b) if to Client, at facsimile number (713) 993-5841 or, in either case, to such other facsimile number as SCTSC advises to Client or as the case may be, Client advises SCTSC from time to time in writing.

10. This Agreement shall terminate on the earliest of: (i) at the sole discretion of Client, immediately upon written notice given by Client to SCTSC and repurchase of the Commodities pursuant to Section 1(b)(ii), or (ii) on the Repurchase Date or (iii) as provided in
         Section 11 below (the "Termination Date"); provided, however, that no such termination shall affect or nullify the rights and obligations of the parties hereto with respect to the Transaction that has been concluded or under which amounts may still be owing. Notwithstanding any termination, the terms of this Agreement shall continue to apply to the completion of any and the Transaction until such time that all amounts owing under the Transaction shall have been duly paid or otherwise discharged as contemplated by this Agreement.

11.      In the event that:

         a) any representation, warranty or statement made in writing by Client (or any of its officers, partners or members) in this Agreement or any certificate or document delivered under this Agreement shall have been incorrect or untrue in any respect when made or repeated; or



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         b)       Client shall fail to perform any covenant or agreement
                  contained herein or any of Client's obligations under the Transaction effected under this Agreement; or

         c) Any event or condition shall occur which, in the opinion of SCTSC, constitutes a material adverse change in the financial position of Client as set forth in the Cash Budget, or which causes SCTSC to believe that the ability of Client to perform its obligations under this Agreement, the Transaction Confirmation or any other agreement delivered in connection with the Transaction has been significantly impaired, provided that such event or condition shall be continuing for fifteen days after SCTSC notifies Client thereof and during such fifteen-day period Client fails to cure such event or condition or deliver collateral security for Client's obligations hereunder which shall be in a form and with a value satisfactory to SCTSC in all respects and subject to documentation required by SCTSC to grant to SCTSC a first priority perfected security interest therein; or

         d) an order shall be entered in the Case authorizing Client to reject this Agreement; or

         e) an "Event of Default" shall have occurred under and as defined in the SCB DIP Credit Agreement (any of the foregoing shall hereinafter be known as an "Event of Default").

         SCTSC shall have the right (in addition to any other right or remedy SCTSC may have at law, in equity under this Agreement, or under the Orders, and subject to the terms of the Intercreditor Agreement and the Orders) to:

                  (w) accelerate the Repurchase Date and all other obligations of the Client hereunder to the date such right is exercised,

                  (x) sell without notice to Client or any third party (except as required by law) any Commodity held by SCTSC under the Transaction,

                  (y) apply any amounts received therefor against the amounts owed by Client to SCTSC under the Transaction and all other obligations of the Client hereunder (provided, that SCTSC may retain any balance of such amounts until the Termination Date, and at any time prior thereto, may apply such balance to cover any amounts due and owing to SCTSC under the Receivables Purchase Agreement, and upon the Termination Date, SCTSC shall promptly remit to the Collateral Agent any remaining balance), and

                  (z) terminate this Agreement, as to all the foregoing, without protest, presentment, demand or other formality, all of which are expressly waived by Client.



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         The Client shall remain liable to SCTSC for any amount still owed to
         SCTSC under the Transaction and all other obligations of the Client hereunder after the sale of all Commodities held by SCTSC together with interest thereon at the rate provided in Section 2(d)(ii).

12. Client understands and agrees that Client is obligated to repurchase at the Repurchase Price from SCTSC on the Repurchase Date any Commodity that is the subject of the Transaction effected under this Agreement irrespective of any loss, damage, theft or destruction whatsoever which may occur with respect to such Commodity during the time the Transaction is outstanding or any other event or circumstance. In addition, if any claim is asserted against any Commodity by any third party, including any governmental authority, Client agrees that Client is nonetheless obligated to repurchase such Commodity from SCTSC on the relevant Repurchase Date. Any risk of loss whatsoever with respect to any Commodity that is the subject of the Transaction that is effected under this Agreement is retained by Client.

13.      Client agrees to indemnify and hold SCTSC harmless from and against:

         a) all expenses and costs reasonably incurred by SCTSC and all claims, liabilities and losses (including, but not limited to legal fees reasonably incurred by SCTSC, sales or value added taxes, duties and levies, excise and other taxes (other than taxes imposed on the net income of SCTSC or franchise taxes by
                  (i) the United States of America or (ii) the State of New York or any taxing authority thereof or therein)),

         b) all costs and expenses reasonably incurred by SCTSC as a result of any payment of the Repurchase Price on a date other than the scheduled Repurchase Date or failure by SCTSC to deliver a Commodity on the Value Date including, without limitation, all cost or expense suffered by SCTSC in liquidating LIBOR or other deposits or compensating any funding bank therefor, and

         c) all increases in costs or reductions in amounts receivable by SCTSC as a result of any change in or adoption of any law, rule, regulation or guideline (whether or not having the force of law) after the date hereof, incurred or suffered by SCTSC as a result of or arising from the Transaction, SCTSC's ownership or control or possession of any Commodity, Client's breach of any representation or warranties contained herein or Client's failure to comply with any of the terms or conditions contained in this Agreement except to the extent arising from the willful misconduct or gross negligence of SCTSC. Such agreement to indemnify shall extend to and apply to SCTSC's officers, directors, shareholders, employees and agents and shall survive termination of this Agreement and payment of Client's obligations hereunder.



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14.      Client shall continue to be responsible for all Commodities in all respects including, but not limited to, arranging storage, maintenance, shipment and other handling and treatment of all Commodities, and SCTSC shall have no responsibility or right to participate in any of the foregoing except in the event SCTSC purchases any Commodity after the occurrence of an Event of Default or does any of the foregoing in connection with its exercise of any rights or remedies under Section 8.

15. Client shall maintain the confidentiality of this Agreement and shall not disclose this Agreement or any terms hereof to any person or entity except as required by law and Securities Exchange Commission rules and disclosure requirements and to Client's attorneys and advisors who agree to such confidentiality and non-disclosure provisions.

16. Neither of SCTSC nor Client shall assign or otherwise transfer any rights or obligations hereunder without the prior written consent of the other.

17. SCTSC hereby represents and warrants that (i) it has the capacity, and has taken all necessary action (corporate and otherwise) to enable it to enter into and perform its obligations under this Agreement, and
         (ii) upon execution of this Agreement by or on behalf of SCTSC, this Agreement constitutes its legal, valid and binding obligation of such party.

18. So long as the Transaction remains outstanding, Client represents, warrants and covenants as follows:

         a) there is no financing statement, as such term is defined by the Uniform Commercial Code as in effect in the State of New York, now on file in any public office covering any Commodity which is included in any outstanding Transaction, nor is there any lien, security interest or encumbrance on any such Commodity, except for liens in favor of the Collateral Agent as provided in the Orders and the Intercreditor Agreement;

         b) other than the Cases, there are no proceedings pending or threatened before any court, arbitrator or governmental or administrative authority, instrumentality or agency that, in any one case or in the aggregate, if adversely determined, would materially adversely affect the financial condition or operations of Client or result in cost, liability or expense in excess of $ 5,000,000.00;

         c) Client is a limited partnership duly organized under the laws of the state of Delaware, has all necessary power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, without limitation or restriction, except such limitations or restrictions as are generally applicable to debtors in possession in cases under Chapter 11 of the



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                  Bankruptcy Code, and has taken all necessary action to
                  authorize, execute, deliver and perform this Agreement and the Transaction Confirmation;

         d) this Agreement and the Transaction Confirmations shall constitute a valid and binding legal obligation of Client, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement in accordance with its terms do not and will not violate or conflict, result in a breach of, or constitute a default under, any contract to which Client is a party or by which it or any of its properties may be bound;

         e) immediately prior to the effectiveness of the Transaction, Client is the owner of all Commodities, free from any adverse claim, option, warrant, lien or any other right, title or interest of any party other than SCTSC, subject to the Orders and the Intercreditor Agreement;

         f) from the Purchase Date until the earlier of (i) the Repurchase Date or (ii) the Optional Prepayment Date, Client will maintain at least 2,764,117 million barrels of crude oil constituting its line fill;

         g) Client has and will have full power and lawful authority at the time of transfer to convey, sell, and transfer to SCTSC title to all Commodities and to grant if necessary to the Collateral Agent, in accordance with the Intercreditor Agreement, a valid security interest therein as herein provided, and no consent, license, or approval of any person or entity (including, but not limited to, any governmental authority or agency) (other than the Bankruptcy Court) is required in connection therewith or for SCTSC's ownership, purchase or sale of any Commodity;

         h) Client has no place of business, offices where books of accounts and records are kept, or places where the Commodities are used, stored or located, except as set forth in Schedule A annexed hereto, and the Client will notify SCTSC prior to any change in the foregoing representation;

         i) Client shall at all times maintain its records as to the Commodities at its chief place of business at the address referred to on Schedule A and at none other, except Client may transfer such records to an off-site facility in accordance with Client's internal policies relating to storage of documents;

         j) Client will not store, use or locate any of the Commodities at any place other than as listed in Schedule A annexed hereto, except upon prior written notice to SCTSC;

         k) Client currently uses no business or trade names, except as set forth on Schedule A annexed hereto, and covenants that it will promptly notify



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                  SCTSC, in sufficient detail, of any changes in, additions to, or deletions from the business or trade names used by the Client;

         l) Client agrees to pay and perform all of its obligations under this Agreement according to their terms and to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of its business, provided that Client may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in SCTSC's opinion, adversely affect SCTSC's rights in the Commodities;

         m) all Commodities subject to the Transaction hereunder will have been acquired by Client from non-affiliated third parties in the ordinary course of business; and

         n) Client agrees, only with respect to any Commodities which are subject to the Transaction, unless otherwise consented to by SCTSC in writing:

                  (i) not to sell, offer to sell, exchange, assign, loan, deliver, mortgage or otherwise dispose of any of the Commodities, including but not limited to sales in the ordinary course of its business;

                  (ii) to immediately deliver to SCTSC or SCTSC's agent all documents, instruments or other writings representing any of the Commodities or any rights thereto;

                  (iii) to pay and perform all of the obligations under this Agreement according to their terms;

                  (iv) to keep all Commodities free and clear of any liens, security interests, encumbrances, taxes and assessments of any kind, except for liens in favor of the Collateral Agent as provided in the Orders and the Intercreditor Agreement;

                  (v) to advise SCTSC promptly, in sufficient detail, of any substantial change in the Commodities, and of the occurrence of any event which would have a material effect on the value of the Commodities or on SCTSC's interest therein;

                  (vi) to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Commodities or any part thereof or to the operation of its business, provided that Client may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner



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

                           which will not, in SCTSC's opinion, adversely affect SCTSC's rights in the Commodities; and

                  (vii) to deliver to SCTSC copies of, or certificates of the issuing companies with respect to, and endorsements of, any and all policies of insurance owned by Client covering or in any manner relating to the Commodities, in form and substance satisfactory to SCTSC, naming SCTSC as an additional insured (without recourse for non-payment of premium) and sole loss payee as its interest may appear and indicating that the policy will not be terminated or reduced in coverage or amount without at least ten (10) days' prior written notice from the insurer to SCTSC. As further security for the due payment and performance of all obligations of the Client to SCTSC whether under this Agreement or otherwise, the Client hereby assigns to SCTSC all sums, including returned or unearned premiums, which may become payable under or in respect of any policy of insurance owned by Client covering or in any manner relating to Commodities, and the Client hereby directs each insurance company issuing any such policy to make payment of such sums directly to SCTSC.

19. As a condition precedent to the effectiveness of this Agreement, Client shall have delivered to SCTSC, in form and substance satisfactory to SCTSC, the documents required under the SCB DIP Credit Agreeement. It shall be an additional condition precedent to the continuing effectiveness of this Agreement that an order shall have entered in the case authorizing Client to assume the Agreement under Section 365 of the Bankruptcy Code and authorizing Client to enter into and perform its obligations under the SCB DIP Credit Agreement.

20. In respect of this Agreement and the Transaction hereunder, each party hereto acknowledges and confirms that:

         a) Each purchase by SCTSC of a Commodity from Client as contemplated herein is a "forward contract" and each party is a "forward contract merchant" as those terms are defined in the U.S. Bankruptcy Code; and

         b) All payments made in connection with this Agreement and the Transaction hereunder constitute "settlement payments" as that term is defined in the U.S. Bankruptcy Code.

21. Although the parties intend that the Transaction hereunder be a purchase and sale and not a loan, in the event the Transaction is deemed to be a loan or financing, Client shall be deemed to have pledged and hereby pledges, assigns and grants to the Collateral Agent, acting on behalf of SCTSC in accordance with the Intercreditor Agreement, as security for the performance by Client of all of Client's obligations to

         SCTSC, whether now existing or hereafter arising, direct or indirect, due or to become due, matured or unmatured, or absolute or contingent, a first priority security interest in and lien on all of the Commodities with respect to the Transaction hereunder, any Hedge Contracts and all of the documents of title delivered to SCTSC pursuant to this Agreement and all proceeds thereof, and this Agreement shall constitute a valid and binding security agreement under applicable law. SCTSC shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and other applicable law with respect to such security interest, except as provided in the Orders and the Intercreditor Agreement.

22. Notwithstanding anything to the contrary contained herein or the Transaction Confirmation, SCTSC's only obligation to Client is to deliver, against payment, the documents with respect to Commodities, which SCTSC purchased or received from Client pursuant to this Agreement and the Transaction Confirmation or the equivalent thereof. ALL WARRANTIES BY SCTSC, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS, ARE EXCLUDED.

22. Whether or not the Transaction is consummated, the Client shall reimburse SCTSC, promptly upon demand, for all costs and expenses incurred by SCTSC, including, without limitation, legal fees and disbursements, in connection with or arising from the execution, delivery, administration, amendment, modification or enforcement of this Agreement, including, without limitation, legal fees and disbursements arising from the defense of any claim, counterclaim or proceeding asserted or commenced by Client against SCTSC.

23. THIS AGREEMENT AND THE TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

24. CLIENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND/OR THE COURTS OF NEW YORK STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, WHETHER TRIAL OR APPELLATE, IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND CLIENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE BANKRUPTCY COURT AND/OR ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT AND CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION OR CLAIM THAT IT MAY NOW OR

         HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. CLIENT HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION. CLIENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE ACTIONS OF SCTSC IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SCTSC TO ENTER INTO TRANSACTIONS.

25.      a)       No express or implied waiver of any Event of Default by SCTSC shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by SCTSC shall constitute a waiver of SCTSC's right to exercise any other remedy hereunder. No modification or waiver of any provisions of this Agreement and no consent by SCTSC to a departure from the terms hereof shall be effective unless and until such shall be in writing and duly executed by SCTSC. Without limitation of any of the foregoing, the failure on any occasion to exercise any remedy or to give any notice pursuant to any provisions hereof shall not constitute a waiver of the right to exercise such remedy or give such notice on any other occasion.

         b) Each and every right granted to SCTSC hereunder or in connection herewith, or allowed to it by law or equity, shall be cumulative and may be exercised from time to time.

         c) The due payment and performance of Client's obligations under this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Client may have against SCTSC, and no such counterclaim, right of offset or other claims shall be asserted by the Client in any action or proceeding instituted by SCTSC for payment or performance of such obligations of the Client.

         d) At any time and from time to time, upon the request of SCTSC, the Client shall execute and deliver or cause to be executed and delivered such further documents and instruments as SCTSC may request in order to fully effect the purpose of this Agreement and the Transaction Confirmations.

         e) All representations, warranties and agreements made herein shall survive the delivery of this Agreement and the Transaction Confirmation.

         f) Any provision of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Client hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

26. Amendment and Restatement. This Agreement amends and restates the Prior Agreement in its entirety, and nothing in this Agreement shall be deemed to constitute a novation of the Prior Agreement.



                            [Signature pages follow.]

         IN WITNESS WHEREOF, the Seller, SCTSC and the Collateral Agent have each caused this Agreement to be executed by a duly authorized officer(s) as of the date first written above.

EOTT ENERGY OPERATING LIMITED
PARTNERSHIP
By: EOTT ENERGY GENERAL PARTNER, L.L.C., its General Partner


By:        /s/ Susan Ralph
         ----------------------------
Name:      Susan Ralph
Title:     Treasurer



STANDARD CHARTERED TRADE                 STANDARD CHARTERED TRADE
SERVICES CORPORATION                     SERVICES CORPORATION


By:        /s/ Allan J. Lee              By:        /s/ Allan Matamis
         ----------------------------             ------------------------------
Name:      Allan J. Lee                  Name:      Allan Matamis
Title:     CEO                           Title:     Assistant Vice President



STANDARD CHARTERED BANK, as Collateral Agent


By:        /s/ Neil McCauley
         ----------------------------
Name:      Neil McCauley
Title:     Senior Vice President


By:        /s/ Allan J. Lee
         ----------------------------
Name:      Allan J. Lee
Title:     S.V.P.

                        EXHIBIT A TO AMENDED AND RESTATED
                         COMMODITY REPURCHASE AGREEMENT

                            TRANSACTION CONFIRMATION


TO:      EOTT Energy Operating Limited Partnership{"Client"}
                  ATTN: Ms. Susan Ralph

FROM:    Standard Chartered Trade Services Corporation ("SCTSC")

DATE:

Re: Amended and Restated Commodities Repurchase Agreement (the "Agreement") dated October 18, 2002


Dear Sirs,

Reference is made to that certain Amended and Restated Commodities Repurchase Agreement dated October 18, 2002 (as amended, modified or supplemented from time to time, the "Agreement") between EOTT Energy Operating Limited Partnership and SCTSC. This confirmation is delivered pursuant to Section 1 (d) of the Agreement and shall be deemed to be a part of the Agreement. All provisions contained in the Agreement govern this Confirmation, except as expressly provided below.

The terms of the particular Transaction to which this Confirmation relates are as follows:

o        Commodity Type and Location(s):

o        Amount of Commodity:

o        Total purchase price payable by SCTSC:

o        Value Date:

o        Repurchase Date:

o        Hedge Account details:

o        Repurchase Price:

o        Interest Rate:

o        Account for payments to SCTSC:      SCTSC's A/C #3582-088476-001
                                             at Standard Chartered Bank,
                                             One Madison Avenue
                                             New York, New York 10010-3603

o        Account for payments to Client:

Please confirm that the foregoing terms set forth our agreement by executing a copy of this Confirmation below and returning it to us by facsimile.

Very Truly Yours,

Standard Chartered Trade Services Corporation


By: /s/ Allan J. Lee                         By: /s/ Allan Matamis
    -------------------------------              -------------------------------
Authorized Officer                           Authorized Officer

Name:  Allan J. Lee                          Name:  Allan Matamis
Title: CEO                                   Title: Assistant Vice President


Confirmed on the date first written above.

EOTT Energy Operating Limited Partnership

By: EOTT Energy General Partner, L.L.C., its general partner

By: /s/ Susan Ralph
    -------------------------------
Authorized Officer

Name:  Susan Ralph
Title: Treasurer

                                                                      SCHEDULE A



                    INFORMATION TO BE PROVIDED BY THE CLIENT


o    Client's place of business (chief executive office):

     2000 W. Sam Houston Parkway, Suite 400
     Houston, TX 77042

o Offices where Client books of accounts and records are kept (other than off-site locations used for storage of documents):

     Same as chief executive office.

o    Places where Commodities are used, stored or located:

     See monthly inventory report.

o    Client's business or trade name(s):

     EOTT Energy
     EOTT Energy Operating Limited Partnership

                                                                     SCHEDULE B


                               DEFINITION OF LIBOR

     "LIBOR" means, as applicable to any loan and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) as determined on the basis of offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period and an amount comparable to such loan which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate system on any applicable interest determination date, LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the date that is two Business Days prior to the beginning of such Interest Period; and provided further, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/1000 of 1%). If both the Telerate and Reuters system are unavailable, then LIBOR for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan as selected by SCTSC. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Loan. In the event that SCTSC is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to such LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1, minus the Reserve Percentage. "Reserve Percentage" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal, special, emergency and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities that includes deposits by reference to which LIBOR is to be determined or (ii) any category of extensions of credit or other assets that include LIBOR Loans. The interest rate for any loan that bears interest at a rate based upon LIBOR shall change whenever the Reserve Percentage changes.

                EXAMPLE OF THE WORDING FOR A HOLDING CERTIFICATE

                             [LETTERHEAD OF ISSUER]


                     HOLDING CERTIFICATEHOLDING CERTIFICATE



Date
     ------------------------

Standard Chartered Trade Services Corporation
One Madison Avenue
New York, New York 10010-3603
Attn: John McArthur
AVP Trade Operations

Dear Sirs,

This document is a negotiable document of title under the Uniform Commercial Code. This document evidence that the goods covered hereby shall be delivered to the order of Standard Chartered Trade Services Corporation or its endorsees or assigns.

As of this date, the undersigned, (Issuer) , holds the following material to your order.

QUANTITY          DESCRIPTION OF GOODS               LOCATION




This quantity of material will not be released or delivered to any other person except on your written instructions. This document evidences that the holder is entitled to receive, hold and dispose of this document and the goods it covers. The undersigned is a bailee of the goods covered by this document.

Sincerely,

[ISSUER]

By:
       -----------------------------------
Name:
       -----------------------------------
Title:
       -----------------------------------